EXHIBIT 5.1

OPINION OF DLA PIPER LLP (US)

DLA Piper LLP (US)
51 John F. Kennedy Parkway, Suite 120
Short Hills, New Jersey 07078
www.dlapiper.com
T: 973-520-2550
F: 973-520-2551
Attorney Responsible for Short Hills Office:
Emilio Ragosa

March 11, 2022

Iovance Biotherapeutics, Inc.

825 Industrial Road, Suite 400

San Carlos, California 94070

RE: Iovance Biotherapeutics, Inc.- Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Iovance Biotherapeutics, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the registration of an aggregate of 750,000 shares (the “Plan Shares”) of the Company’s common stock, $0.000041666 par value per share, that may be issued pursuant to the Iovance Biotherapeutics, Inc. 2021 Inducement Plan, as amended (the “Plan”), as referenced in the Registration Statement.

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation, as amended and the Second Amended and Restated Bylaws of the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Plan Shares have been duly authorized and, when and to the extent issued in accordance with the terms of the Plan and any award agreement entered into under the Plan, the Plan Shares will be validly issued, fully paid and nonassessable.

The opinion expressed herein is limited to the Delaware General Corporation Law.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the U.S. Securities and Exchange Commission thereunder.

Very truly yours,

/s/ DLA Piper LLP (US)